Exhibit 32.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the First Amended Quarterly Report of Green Automotive Company (the “Company”) on Form 10-Q/A for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ben Rainwater, Chief Executive Officer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Ben Rainwater

Ben Rainwater

Chief Executive Officer

December 23, 2015